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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 13, 1998 included in Weeks Corporation's Current Report on Form 8-K dated February 17, 1998, and filed on February 18, 1998, our reports dated February 13, 1998 included in Weeks Realty, L.P.'s Current Report on Form 8-K dated February 17, 1998, and filed on February 18, 1998, our reports dated September 8, 1997 included in Weeks Corporation's Current Report on Form 8-K dated October 3, 1997, and filed on October 6, 1997, our reports dated September 8, 1997 included in Weeks Realty, L.P.'s Current Report on Form 8-K dated October 3, 1997 and filed on October 8, 1997, our reports dated February 21, 1997 included in Weeks Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A-2 on September 26, 1997, our reports dated February 21, 1997 included in Weeks Realty, L.P.'s Registration Statement on Form 10 dated August 1, 1997, and filed on August 4, 1997, as amended by Form 10/A on October 1, 1997, our report dated September 24, 1996 included in Weeks Corporation's Current Report on Form 8-K dated November 5, 1996, and filed on November 6, 1996, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP


Atlanta, Georgia
February 18, 1998